Exhibit 20.2
WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended October 31, 2005
for Distribution Date of November 17, 2005

COLLECTIONS			DOLLARS
Principal Payments Received			43,446,423.05
Interest Payments Received			11,568,420.29

Total Payments received			55,014,843.34
Plus / (Less) :
Net Servicer Advances			(17,778.99)
Investment Earnings on funds in the Collection Account			161,949.30

Net Collections			55,159,013.65
Plus / (Less) :
Funds in Spread Account			7,523,519.40

Total Available Funds			62,682,533.05

DISTRIBUTIONS

Servicing Fee		1,283,409.00
Trustee and Other Fees		3,895.76

Total Fee Distribution			1,287,304.76

Note Interest Distribution Amount — Class A-1	0.00
Note Interest Distribution Amount — Class A-2	1,288,014.59
Note Interest Distribution Amount — Class A-3	1,390,000.00
Note Interest Distribution Amount — Class A-4	708,802.08

	3,386,816.67

Note Principal Distribution Amount — Class A-1	0.00
Note Principal Distribution Amount — Class A-2	43,107,711.00
Note Principal Distribution Amount — Class A-3	0.00
Note Principal Distribution Amount — Class A-4	0.00

	43,107,711.00
Total Class A Interest and Principal Distribution			46,494,527.67

Note Interest Distribution Amount — Class B-1	214,218.75
Note Principal Distribution Amount — Class B-1	0.00

Total Class B Interest and Principal Distribution			214,218.75

Note Interest Distribution Amount — Class C-1	231,000.00
Note Principal Distribution Amount — Class C-1	0.00

Total Class C Interest and Principal Distribution			231,000.00

Note Interest Distribution Amount — Class D-1	196,625.00
Note Principal Distribution Amount — Class D-1	0.00

Total Class D Interest and Principal Distribution			196,625.00

Spread Account Deposit			14,258,856.87

Total Distributions			62,682,533.05

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended October 31, 2005
for Distribution Date of November 17, 2005

	# of loans
PORTFOLIO DATA:

Beginning Aggregate Principal Balance		75,854		1,232,072,274.40
Additional Funding		—		—

Less: Principal Payments			(19,087,627.48)
Full Prepayments		(1,597)	(21,537,470.33)
Partial Prepayments		—	—
Liquidations		(343)	(5,112,526.60)

				(45,737,624.41)

Ending Aggregate Principal Balance		73,914		1,186,334,649.99
Ending Outstanding Principal Balance of Notes				1,125,620,407.62

Excess (Current Overcollateralization Amount)				60,714,242.37
Overcollateralization Level				5.12%

Overcollateralization Amount				60,714,242.37

OTHER RELATED INFORMATION:

Spread Account:

Beginning Balance			7,500,000.00
Investment earnings on funds in spread account			23,519.40
Less: Funds included in Total Available Funds			(7,523,519.40)
Deposits			14,258,856.87
Excess Spread Amount			(6,758,856.87)

Ending Balance				7,500,000.00

Beginning Initial Deposit			278,869.95
Repayments			(278,869.95)

Ending Initial Deposit				—

Servicer Advances:
Beginning Unreimbursed Advances			1,503,636.60
Net Advances			(17,778.99)

				1,485,857.61

Net Charge-Off Data:
Charge-Offs			8,223,577.18
Recoveries			(1,873,699.74)

Net Charge-Offs				6,349,877.44

Delinquencies ( P&I):
30-59 Days		1,353	18,350,114.24
60-89 Days		412	5,291,428.55
90-119 Days		164	2,104,098.66
120 days and over		5	61,515.86

Repossessions		112	1,088,717.41

Contracts Repurchased (pursuant to Sect. 3.02, 4.07, or 9.01 of the Sale and Servicing Agreement)		0		0

Cumulative Charge-Off Percentage				0.42%

WAC				11.5659%
WAM				58.685

WFS FINANCIAL 2005-2 OWNER TRUST
Distribution Date Statement
for Collection Period ended October 31, 2005
for Distribution Date of November 17, 2005

		Beginning		Remaining	Total
	Original	Outstanding	Principal	Outstanding	Principal
	Principal	Principal	Distribution	Principal	and Interest
Classes	Balance	Balance	Amount	Balance	Distribution

A-1	265,000,000.00	0.00	0.00	0.00	0.00

A-2	435,000,000.00	409,978,118.62	43,107,711.00	366,870,407.62	44,395,725.59

A-3	400,000,000.00	400,000,000.00	0.00	400,000,000.00	1,390,000.00

A-4	193,750,000.00	193,750,000.00	0.00	193,750,000.00	708,802.08

B-1	56,250,000.00	56,250,000.00	0.00	56,250,000.00	214,218.75

C-1	60,000,000.00	60,000,000.00	0.00	60,000,000.00	231,000.00

D-1	48,750,000.00	48,750,000.00	0.00	48,750,000.00	196,625.00

TOTAL	1,458,750,000.00	1,168,728,118.62	43,107,711.00	1,125,620,407.62	47,136,371.42

		Note Monthly		Total
		Interest	Prior	Interest	Interest	Current
Note	Interest	Distributable	Interest	Distributable	Distribution	Interest
Classes	Rate	Amount	Carryover	Amount	Amount	Carryover

A-1	3.13625%	0.00	0.00	0.00	0.00	0.00

A-2	3.77000%	1,288,014.59	0.00	1,288,014.59	1,288,014.59	0.00

A-3	4.17000%	1,390,000.00	0.00	1,390,000.00	1,390,000.00	0.00

A-4	4.39000%	708,802.08	0.00	708,802.08	708,802.08	0.00

B-1	4.57000%	214,218.75	0.00	214,218.75	214,218.75	0.00

C-1	4.62000%	231,000.00	0.00	231,000.00	231,000.00	0.00

D-1	4.84000%	196,625.00	0.00	196,625.00	196,625.00	0.00

TOTAL		4,028,660.42	0.00	4,028,660.42	4,028,660.42	0.00

WFS FINANCIAL 2005-2 OWNER TRUST
Officer’s Certificate
for Collection Period ended October 31, 2005
for Distribution Date of November 17, 2005

Detailed Reporting
     See Schedule F
WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of October 31, 2005 and were performed in conformity with the Sale and Servicing Agreement dated March 01, 2005.

Lori Bice
Vice President
Director Technical Accounting

Susan Tyner
Senior Vice President
Controller